EXHIBIT 10(e)
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              SUPPLEMENTAL KEY EXECUTIVE RETIREMENT PLAN

                           OF LANDAUER, INC.

          (as amended and restated effective October 1, 2002)



























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                           TABLE OF CONTENTS


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Article l - Title . . . . . . . . . . . . . . . . . . . . . . .    1


Article 2 - Definitions . . . . . . . . . . . . . . . . . . . .    1


Article 3 - Amount and Commencement of Pensions . . . . . . . .    2

     Section 3.1.  Supplemental Pension . . . . . . . . . . . .    2
     Section 3.2.  Termination Prior to 65. . . . . . . . . . .    2
     Section 3.3.  Survivor's Benefit . . . . . . . . . . . . .    2


Article 4 - Administration. . . . . . . . . . . . . . . . . . .    2

     Section 4.1.  In General . . . . . . . . . . . . . . . . .    2
     Section 4.2.  Claims Procedure . . . . . . . . . . . . . .    3
     Section 4.3.  Notices and Other Communications . . . . . .    3
     Section 4.4.  Records. . . . . . . . . . . . . . . . . . .    3


Article 5 - Participation by Other Employers. . . . . . . . . .    4

     Section 5.1.  Adoption of Plan . . . . . . . . . . . . . .    4
     Section 5.2   Withdrawal from Participation. . . . . . . .    4
     Section 5.3.  Company as Agent for Employers . . . . . . .    4


Article 6 - Miscellaneous . . . . . . . . . . . . . . . . . . .    4

     Section 6.1. Non-Assignability . . . . . . . . . . . . . .    4
     Section 6.2. Employment Non-Contractual. . . . . . . . . .    4
     Section 6.3. Employer's Option to Fund Benefits. . . . . .    4
     Section 6.4. Governing Law . . . . . . . . . . . . . . . .    4
     Section 6.5. Gender and Plurals. . . . . . . . . . . . . .    5


Article 7 - Amendment . . . . . . . . . . . . . . . . . . . . .    5

     Section 7.1. Amendment . . . . . . . . . . . . . . . . . .    5
     Section 7.2. Termination of the Plan by an Employer. . . .    5


Article 8 - Continuance By a Successor. . . . . . . . . . . . .    5




















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              SUPPLEMENTAL KEY EXECUTIVE RETIREMENT PLAN
                           OF LANDAUER, INC.
          (as amended and restated effective October 1, 2002)


                               ARTICLE 1
                           TITLE AND PURPOSE

     The title of this plan shall be "Supplemental Key Executive Retirement Plan of Landauer, Inc. (as amended and restated effective October 1, 2002)". The purpose of this Plan is to provide retirement income to a group of employees of the Company that constitutes a "select group of management or highly compensated employees" within the meaning of sections 201, 301 and 401 of ERISA and United States Department of Labor Regulation Section 2520.104-23.


                               ARTICLE 2
                              DEFINITIONS

     As used herein the following words and phrases shall when capitalized herein have the following respective meanings. All other capitalized terms shall have the meanings given thereto under the "Qualified Plan," as defined below.

     (A)   PLAN.  The plan herein set forth, as from time to time amended.

     (B) COMPANY. Landauer, Inc., a Delaware corporation, or any corporation which shall succeed to the business of such corporation and adopt the Plan pursuant to Article 8.

     (C) EMPLOYER. The Company and any other corporation which shall, with the consent of the Company, elect to participate in the Plan in the manner described in Section 5.1 and any successor corporation which shall adopt the Plan pursuant to Article 8. If any such corporation shall withdraw from participation in the Plan pursuant to Section 5.2, or shall terminate its participation in the plan pursuant to Section 7.2, such corporation shall thereupon cease to be an Employer.

     (D) EMPLOYEE. An individual whose relationship with an Employer is, under common law, that of an employee.

     (E) PARTICIPANT. A Senior Manager of an Employer designated as a Participant by the Board of Directors of the Company, or a duly appointed committee thereof. The names of participants and their effective dates of participation in the Plan appear in Schedule A to the Plan.

     (F) QUALIFIED PLAN. The Landauer, Inc. Retirement Plan, or any successor thereto, as in effect from time to time.

     (G) ACTUARIAL EQUIVALENT. The actuarial equivalent determined using the actuarial assumptions utilized in determining benefits under the Qualified Plan (without regard to the rate which is used under the Qualified Plan to determine the value of lump sum distributions).

     (H) EFFECTIVE DATE. The effective date of the amended and restated Plan with respect to an Employee's Employer, which in the case of the Company shall be October 1, 2002, and in the case of any other Employer shall be the date designated by such Employer.











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                               ARTICLE 3
                  AMOUNT AND COMMENCEMENT OF PENSIONS


     SECTION 3.1. SUPPLEMENTAL PENSION. The amount of such supplemental pension payable to a Participant upon retirement on or after attaining age 65 (calculated in each case on the basis that the Participant has elected to receive such benefits in the form of a 50% joint and survivor annuity if married, otherwise in the form of a single life annuity) shall be payable annually, in monthly installments, commencing on or about the first day of the month following the later of the Participant's termination of employment and his 65th birthday and continuing for the life of the Participant, equal to the excess, if any, of (A) over (B) as described below:

     (A) The product of 2% multiplied by the Participant's years of service (up to a maximum of 25 years) with an Employer (including service with the Company's predecessor Tech/Ops, Inc.) multiplied by the Participant's "compensation", using the following assumptions:

           (I) "compensation" equals the greater of such Participant's highest five-year average pay or his final pay; and

           (II) "compensation" includes incentive compensation (as annualized over the five-year period immediately preceding his termination of employment).

     (B) The amount which is payable under the Qualified Plan and any Company-sponsored profit-sharing plan (other than a 401(k) plan).

     Notwithstanding anything herein to the contrary, the supplemental pension payable hereunder to with respect to a Participant who is not fully vested under the Qualified Plan on his retirement shall only be payable in the amount determined using the foregoing formula multiplied by such Participant's vested percentage under the Qualified Plan.

     SECTION 3.2. TERMINATION PRIOR TO AGE 65. A Participant whose employment with an Employer terminates prior to the date on which the Participant attains age 65 shall be entitled to receive the supplemental pension determined under Section 3.1 commencing at the time at which he receives an early retirement benefit under the Qualified Plan, but such supplemental pension shall be reduced in accordance with any early retirement reduction factors utilized in the Qualified Plan.

     SECTION 3.3. SURVIVOR'S BENEFIT. If the Participant has a living spouse at retirement at age 65 but prior to the commencement of his supplemental pension hereunder and if upon his death the Participant is legally married, the Participant's Employer shall pay a monthly supplemental pension to his spouse, if such spouse survives the Participant, for the lifetime of such spouse. Such survivor's supplemental pension shall be equal to 50% of the amount set forth in Section 3.1.


                               ARTICLE 4
                            ADMINISTRATION

     SECTION 4.1.  IN GENERAL.

     (A) The Company shall be responsible for the administration of the provisions of the Plan.










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     (B)   The Company shall have the duty and authority to interpret and construe the Plan in regard to all questions of the status and rights of Participants and other persons under the Plan and the manner, time, and amount of payment of any distributions under the Plan. Each Employer shall, from time to time, upon request of the Company, furnish to the Company such data and information as the Committee shall require in the performance of its duties.

     (C) The Company may designate any person, partnership or corporation to carry out any of its responsibilities. Any such designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

     SECTION 4.2. CLAIMS PROCEDURE. If any Participant or other person believes he is entitled to benefits in an amount greater than those, which he is receiving or has received, he may file a written claim with the secretary of the Company. Such claim shall state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The secretary of the Company shall review the claim and shall, within 60 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the Secretary's decision with respect to the claim. The notice of the Company's decision with respect to the claim shall be written in a manner designed to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

The Company shall also advise the claimant that he or his duly authorized representative may request a review of the denial by the President of the Company by filing with the Company within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the President within the same 65-day period. If a request is so filed, review of the denial shall be made by the President within 60 days after receipt of such request, and the claimant shall be given written notice of the President's final decision. The notice of the President's final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner designed to be understood by the claimant.

     SECTION 4.3. NOTICES AND OTHER COMMUNICATIONS. All notices, reports and statements given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Company. A Participant or other person may record any change of his address from time to time by written notice filed with the Company.

     Written directions, notices and other communications from Participants or any other person entitled to or claiming benefits under the Plan to the Employers or the Company shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Company for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed as specified upon such forms.

     SECTION 4.4. RECORDS. The Company shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.






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                               ARTICLE 5
                   PARTICIPATION BY OTHER EMPLOYERS


     SECTION 5.1. ADOPTION OF PLAN. With the consent of the Company, any corporation or other entity may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) filing with the President of the Company a duly certified copy of the resolution of the board of directors of such corporation adopting the Plan, and (c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.

     SECTION 5.2. WITHDRAWAL FROM PARTICIPATION. Any Employer may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Company prior to the effective date of withdrawal.

     SECTION 5.3. COMPANY AS AGENT FOR EMPLOYERS. Each corporation which shall become a participating Employer pursuant to Section 5.1 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.


                               ARTICLE 6
                             MISCELLANEOUS


     SECTION 6.1. NON-ASSIGNABILITY. It is a condition of the Plan, and all rights of each Participant and any other person entitled to benefits hereunder shall be subject thereto, that no right or interest of any Participant or such other person in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding rights or interests arising by reason of death or mental incompetency, and no right or interest of any Participant or other person in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or other person, including claims for alimony or the support of any spouse or child.

     SECTION 6.2. EMPLOYMENT NON-CONTRACTUAL. The Plan shall not be interpreted as conferring any right upon any Employee to continue in employment.

     SECTION 6.3. EMPLOYER'S OPTION TO FUND BENEFITS. Nothing in this Plan shall be interpreted as requiring any Employer to set aside any of its assets for the purpose of funding its obligation under this Plan. No person entitled to benefits under this Plan shall have any right, title or claim in or to any specific assets of any Employer, but shall have the right only as a general creditor of his Employer to receive benefits from his Employer on the terms and conditions herein provided. Notwithstanding the foregoing, any obligation of an Employer under this Plan to the Employee or an other person entitled to payments in respect of the Participant shall be offset by any payments to the Participant or other person from any trust or other funding medium established by the Employers for the purpose of providing benefits of this Plan.

     SECTION 6.4. GOVERNING LAW. This Plan shall be construed and enforced under the laws of the State of Illinois.







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     SECTION 6.5.  GENDER AND PLURALS.  Wherever used in the plan, words of the masculine gender shall include both the masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.


                               ARTICLE 7
                               AMENDMENT


     SECTION 7.1. AMENDMENT. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the board of directors of the Company. Any such amendment or modification shall become effective on or as of such date as the Company shall determine and may apply to Participants in the Plan at the effective date thereof as well as to future Participants, PROVIDED, HOWEVER, that no such amendment shall adversely affect the rights under the Plan of any person to receive or be entitled to receive benefits such person has accrued under the Plan as of the date the amendment is adopted.

     SECTION 7.2. TERMINATION OF THE PLAN BY AN EMPLOYER. Any Employer may at any time terminate its participation in the Plan by resolution adopted by its board of directors to that effect, PROVIDED, HOWEVER, that such termination shall not adversely affect the rights under the Plan of any person to receive or be entitled to receive benefits such person has accrued under the Plan as of the date the resolution is adopted.


                               ARTICLE 8
                      CONTINUANCE BY A SUCCESSOR


     In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such successor corporation may be substituted for such Employer under the Plan by adopting the Plan. If, within 90 days following the effective date of any such reorganization, such successor corporation shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation.

























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     IN WITNESS WHEREOF, Landauer, Inc. has caused this Plan to be executed by its duly authorized officers on this 14th day of August, 2002.


                                  LANDAUER, INC.


                                  /s/ Brent A. Latta
                                  ------------------------------
                                  Brent A. Latta
                                  President and C. E. O.



Attest:


/s/ Robert J. Cronin
--------------------------------
Robert J. Cronin
Chairman, Compensation Committee

















































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